EXHIBIT 10.7

Below is the form of the Employment Severance Agreement entered into between the Company and the persons listed below, including the dates of the agreements, and the number of months of severance compensation under item 4.2:

         Individual                 Date of Agreement         Months of Severance Protection
         ----------                 -----------------         ------------------------------
         H. Kim Bullard             April 7, 2000                      12 months
         William E. Long, Jr.       April 6, 2000                      12 months
         Kevin J. Mast              April 6, 2000                      24 months
         Karen A. Miller            April 6, 2000                      12 months
         Laird Minor                April 7, 2000                      12 months

                         EMPLOYMENT SEVERANCE AGREEMENT

         THIS EMPLOYMENT SEVERANCE AGREEMENT is entered into by and between HomeGold Financial, Inc., a South Carolina corporation, and all of its subsidiaries and affiliates (collectively, the "Corporation") and ___________ (the "Executive"), this ____ day of April, 2000.

         The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to aid in the competitive employment and retention of key executives and to diminish the distraction of its executives and assure that the Corporation will have the continued dedication of its executives notwithstanding the possibility, threat or occurrence of a change in control.

         In order to accomplish these objectives, the Board of Directors has authorized the Corporation to enter into this Employment Severance Agreement (the "Agreement") with the Executive.

1.       COVERAGE

         1.1 This Agreement provides for the payment of severance compensation to the Executive if his or her employment is terminated in any manner which is other than a Termination for Cause, a Voluntary Termination, or the retirement, death, or disability of the Executive.

         1.2 This Agreement also provides for the payment of severance compensation to the Executive if the Executive's resignation is based upon:

                  (a) a substantial reduction in responsibility, or authority of Executive without consent of the Executive; or

                  (b) a relocation of Executive's services to a location which is a more than 35 miles from the location where Executive was primarily employed immediately preceding the effective date of this Agreement without the written consent of the Executive; or

(c)      any reduction in an Executive's Base Salary in excess of ten percent;

                  none of which shall be deemed a Voluntary Termination.

2.       DEFINITIONS

         2.1 "Base Salary" means the base rate of compensation paid to the Executive immediately preceding the month during which the Date of Termination occurs, without regard to bonus or incentive

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

                  payments, relocation or other allowances or payments under any benefit plan or perquisites of any nature.

         2.2 "Corporation" means HomeGold Financial, Inc. and its subsidiaries and affiliated companies.

         2.3 "Date of Termination" means the last date on which the Executive is actively employed by the Corporation.

         2.4 "Executive" means the officer whose name appears the recital of this Agreement.

         2.5      "Termination for Cause" means:

                  (a) in the judgment of management of the Corporation, continuing and habitual failure to perform the material duties of the Executive or willful breach in material respects of the obligations of Executive to the Corporation, either of which cause significant harm to the Corporation;

                  (b) in the judgment of management of the Corporation, an act of willful misconduct or gross negligence in the performance of an Executive's material duties or obligations to the Corporation, except in the event of Executive's disability, causing significant harm to the Corporation; or

                  (c) in the judgment of management of the Corporation, an act of dishonesty or breach of trust on the part of an Executive resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Corporation; or

                  (d) failure to be acquitted of any criminal offense or acts:
                  (i) constituting a felony under the laws of the United States of America or any state thereof; or (ii) involving dishonesty or a breach of trust.

         2.6 "Voluntary Termination" means any termination not by the Corporation, except a resignation based upon the circumstances described in subparagraph 1.2 above.

3.       EMPLOYMENT

         3.1 So long as Corporation employs Executive, said employment shall be "at will."

         3.2 Nothing in this Agreement will limit the Executive's continuing or future participation during his or her employment in any benefit, bonus, incentive or other plans provided by the Corporation.


4.       SEVERANCE COMPENSATION AND BENEFITS

         4.1 The Executive whose employment is terminated under circumstances covered by Paragraph I above shall be paid by the Corporation severance compensation in cash in a lump sum within Thirty (30) days following the Date of Termination.

         4.2 The Executive whose employment is terminated under circumstances covered by Paragraph I above shall receive severance compensation in the amount of ___________ months of Base Salary, plus payment of any bonus or incentive pay earned and due in accordance with any applicable plan or policy of the Corporation.

         4.3 The Executive shall not be obligated to seek other employment in mitigation of the severance compensation payable under this Agreement and any subsequent employment, if obtained, shall not in any manner effect the payments to be made hereunder.

         4.4 The Executive and his or her family will continue to be covered under Corporation's medical insurance policy for twelve (12) months following termination under circumstances covered by Paragraph 1 above.

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
         4.5 Upon termination under circumstance covered by paragraph 1 above, all stock options held by Executive to purchase the Company's stock shall be exercisable for the period of twelve
                  (12) months following termination of Executive's employment.

         4.6 Payment of any benefits (other than severance compensation) under any other benefit plan of the Corporation shall be made in accordance with the terms of such plan.

         4.7 The Corporation may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required pursuant to applicable laws or regulations.

5.       ENFORCEMENT

                 The prevailing party shall be entitled to recover from the non-prevailing party all legal fees and expenses of the prevailing party in the event there is a disagreement between the parties hereto concerning the validity or enforceability of, or any determination under, this Agreement.

6.       OUTPLACEMENT

                  The Executive terminated under circumstances covered by Paragraph I herein shall, at the request of Executive, receive outplacement services for three months with Right Associates or a comparable agency, at the cost of the Corporation.

7.       SUCCESSORS, ASSIGNMENT AND ASSUMPTION

         7.1 The Executive may not assign the benefits provided by this Agreement. Notwithstanding the foregoing, the benefits provided herein may be enforced by an Executive's heirs or legal representatives.

         7.2 The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume this Agreement and provide the benefits hereunder in the same manner and to the same extent that the Corporation would be required to perform as if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

8.       MISCELLANEOUS

         8.1 If the Corporation does not breach any material term of this Agreement, receipt by Executive of all severance compensation hereunder shall operate as a general release of Corporation for any claim of wrongful discharge and/or discrimination.

         8.2 If the Corporation does not breach any material term of this Agreement, Executive commits not to: (a) disparage the Corporation to any third parties, (b) disclose confidential information concerning the Corporation to third parties, and/or (c) solicit the Corporation's employees or customers for a period of two years.

         8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         8.4 This Agreement contains the entire agreement of the parties and may not be amended or modified except by further written agreement executed by the parties hereto.

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

         8.5 The invalidity or non-enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         8.6 The Executive's failure to insist on the strict compliance with or performance of any provision of this Agreement shall not be deemed to be a waiver of that provision or any other provision of this Agreement.

         8.7 All notices, consents, waivers or communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):


If to the Corporation:

         HomeGold Financial, Inc.
         3901 Pelham Rd.
         Greenville, SC  29615
         Attn:    Chief Executive Officer

If to Executive:

         _______________________
         _______________________
         _______________________

All such notices shall be deemed to have been given when delivered or mailed in the manner provided above.


IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.


HomeGold Financial, Inc.                             Executive

By: ____________________                             Signature: ________________

Name: John M. Sterling, Jr.                           Name: ____________________

Title:  Chairman and Chief Executive Officer



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